Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

March 31, 2018

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FIRST QUARTER 2018 RESULTS

New York, NY - May 8, 2018 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Generated Net Loss attributable to common shareholders of $(16.0) million, or $(0.07) per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $62.0 million, or $0.25 per diluted common share.
•	Disposed of six properties for an aggregate of $62.7 million.
•	Repurchased and retired 795,775 common shares at an average price of $7.94 per share.
•	Repaid $60.0 million, net, on the revolving credit facility.
•	Completed 209,000 square feet of new leases and lease extensions with portfolio 97.2% leased at quarter end.

Subsequent Events

•	Acquired two industrial properties for an aggregate cost of $92.5 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented, “In our continued effort to further reduce our suburban office exposure, we disposed of an aggregate of $62.7 million of primarily office assets during the first quarter.  Furthermore, we continue to explore ways to maximize value in our office portfolio and focus our investment strategy on single-tenant industrial assets.”

3

FINANCIAL RESULTS

Revenues

For the quarter ended March 31, 2018, total gross revenues were $102.6 million, compared with total gross revenues of $96.1 million for the quarter ended March 31, 2017. The increase was primarily attributable to revenue generated from 2017 property acquisitions and new leases, partially offset by property sales and lease expirations.

Net Income (Loss) Attributable to Common Shareholders

For the quarter ended March 31, 2018, net loss attributable to common shareholders was $(16.0) million, or $(0.07) per diluted share, compared with net income attributable to common shareholders for the quarter ended March 31, 2017 of $40.4 million, or $0.17 per diluted share. The change between periods relates primarily to the timing of gains on sales and impairments recognized on real estate.

Adjusted Company FFO

For the quarter ended March 31, 2018, Lexington generated Adjusted Company FFO of $62.0 million, or $0.25 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2017 of $57.8 million, or $0.23 per diluted share. The increase was primarily attributable to the items discussed above under “Revenues”.

Dividends/Distributions

As previously announced, during the first quarter of 2018, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended March 31, 2018 of $0.1775 per common share/unit, which was paid on April 16, 2018 to common shareholders/unitholders of record as of March 29, 2018. Lexington also declared dividends of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for each of the quarters ended March 31, 2018 and June 30, 2018, which are expected to be paid on May 15, 2018 and August 15, 2018, respectively, to Series C Preferred Shareholders of record as of April 30, 2018 and July 31, 2018, respectively.

TRANSACTION ACTIVITY

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Kelsey-Hayes Company(2)	Livonia, MI	Office	$21,000	$1,144	$1,637	February	100%
Vacant	Canton, OH	Other	2,975	463	465	February	0%
Evans, Mechwart, Hambleton & Tillon, Inc.	Columbus, OH	Office	20,000	1,185	1,678	March	100%
Wipro Data Center and Cloud Services, Inc.	Omaha, NE	Office	16,400	765	1,167	March	100%
Autocam Corporation	Marshall, MI	Industrial	2,300	145	310	March	100%
			$62,675	$3,702	$5,257

(1)	Quarterly period prior to sale annualized. Net income excludes impairment charges, if any.
(2)	Two properties.

These dispositions resulted in aggregate gains on sales of $22.8 million.

4

LEASING

During the first quarter of 2018, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Rockford	IL	Pierce Packaging Co.	12/2019	12/2021	93,000
1	Total industrial lease extensions					93,000

	Office/Multi-Tenant
1-6	Philadelphia/Honolulu	PA/HI	N/A	2018	2018-2023	10,633
6	Total office lease extensions					10,633

	Other
1	Lawton	OK	Associated Wholesale Grocers, Inc./Safeway, Inc.	03/2019	03/2024	30,757
1	Total other lease extensions					30,757

8	Total lease extensions					134,390

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	McDonough	GA	Total System Services, Inc.	08/2021	62,218
2	Honolulu	HI	N/A	01/2019	304
3	Charleston	SC	South Carolina Department of Mental Health	07/2023	11,736
3	Total new office leases				74,258

3	Total new leases				74,258

11	TOTAL NEW AND EXTENDED LEASES				208,648

(1)	Leases greater than 10,000 square feet.

As of March 31, 2018, Lexington's portfolio was 97.2% leased.

BALANCE SHEET/CAPITAL MARKETS

In the first quarter of 2018, Lexington repurchased and retired 795,775 common shares at an average price of $7.94 per share under its repurchase authorization announced on July 2, 2015 in the amount of 10.0 million common shares. As of March 31, 2018, there were approximately 5.8 million common shares remaining to be repurchased under the authorization.

5

2018 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2018 will be within an expected range of $0.54 to $0.57. Lexington is reaffirming that its Adjusted Company FFO for the year ended December 31, 2018 is expected to be within a range of $0.95 to $0.98 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FIRST QUARTER 2018 CONFERENCE CALL

Lexington will host a conference call today, May 8, 2018, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2018. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through August 8, 2018, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10119663. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

6

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

7

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2018	2017
Gross revenues:
Rental	$94,522	$88,654
Tenant reimbursements	8,115	7,445
Total gross revenues	102,637	96,099
Expense applicable to revenues:
Depreciation and amortization	(46,537)	(42,891)
Property operating	(11,477)	(12,116)
General and administrative	(8,996)	(9,457)
Non-operating income	546	2,621
Interest and amortization expense	(20,331)	(19,725)
Impairment charges and loan loss	(53,049)	(7,992)
Gains on sales of properties	22,774	34,193
Income (loss) before provision for income taxes and equity in earnings of non-consolidated entities	(14,433)	40,732
Provision for income taxes	(503)	(422)
Equity in earnings of non-consolidated entities	113	1,910
Net income (loss)	(14,823)	42,220
Less net (income) loss attributable to noncontrolling interests	508	(180)
Net income (loss) attributable to Lexington Realty Trust shareholders	(14,315)	42,040
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)
Allocation to participating securities	(70)	(71)
Net income (loss) attributable to common shareholders	$(15,957)	$40,397

Net income (loss) attributable to common shareholders - per common share basic	$(0.07)	$0.17
Weighted-average common shares outstanding – basic	238,072,081	237,179,526

Net income (loss) attributable to common shareholders - per common share diluted	$(0.07)	$0.17
Weighted-average common shares outstanding – diluted	238,072,081	241,088,049

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
Assets:
Real estate, at cost	$3,792,977	$3,936,459
Real estate - intangible assets	564,947	599,091
	4,357,924	4,535,550
Less: accumulated depreciation and amortization	1,179,078	1,225,650
Real estate, net	3,178,846	3,309,900
Assets held for sale	—	2,827
Cash and cash equivalents	90,214	107,762
Restricted cash	7,479	4,394
Investment in and advances to non-consolidated entities	17,485	17,476
Deferred expenses, net	30,098	31,693
Rent receivable – current	5,878	5,450
Rent receivable – deferred	56,038	52,769
Other assets	25,958	20,749
Total assets	$3,411,996	$3,553,020

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$682,994	$689,810
Revolving credit facility borrowings	100,000	160,000
Term loans payable, net	596,957	596,663
Senior notes payable, net	495,407	495,198
Trust preferred securities, net	127,221	127,196
Dividends payable	48,438	49,504
Accounts payable and other liabilities	27,284	38,644
Accrued interest payable	11,051	5,378
Deferred revenue - including below market leases, net	32,130	33,182
Prepaid rent	16,130	16,610
Total liabilities	2,137,612	2,212,185

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 239,972,103 and 240,689,081 shares issued and outstanding in 2018 and 2017, respectively	24	24
Additional paid-in-capital	2,811,213	2,818,520
Accumulated distributions in excess of net income	(1,647,804)	(1,589,724)
Accumulated other comprehensive income	1,311	1,065
Total shareholders’ equity	1,258,760	1,323,901
Noncontrolling interests	15,624	16,934
Total equity	1,274,384	1,340,835
Total liabilities and equity	$3,411,996	$3,553,020

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2018	2017
EARNINGS PER SHARE:

Basic:
Net income (loss) attributable to common shareholders	$(15,957)	$40,397

Weighted-average number of common shares outstanding - basic	238,072,081	237,179,526

Net income (loss) attributable to common shareholders - per common share basic	$(0.07)	$0.17

Diluted:
Net income (loss) attributable to common shareholders - basic	$(15,957)	$40,397
Impact of assumed conversions	—	(19)
Net income (loss) attributable to common shareholders	$(15,957)	$40,378

Weighted-average common shares outstanding - basic	238,072,081	237,179,526
Effect of dilutive securities:
Share options	—	136,881
Operating Partnership Units	—	3,771,642
Weighted-average common shares outstanding - diluted	238,072,081	241,088,049

Net income (loss) attributable to common shareholders - per common share diluted	$(0.07)	$0.17

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income (loss) attributable to common shareholders	$(15,957)	$40,397
Adjustments:
Depreciation and amortization	45,154	41,542
Impairment charges - real estate	53,049	2,698
Noncontrolling interests - OP units	(729)	(19)
Amortization of leasing commissions	1,383	1,349
Joint venture and noncontrolling interest adjustment	258	340
Gains on sales of properties, including non-consolidated entities	(22,774)	(35,645)
FFO available to common shareholders and unitholders - basic	60,384	50,662
Preferred dividends	1,572	1,572
Amount allocated to participating securities	70	71
FFO available to all equityholders and unitholders - diluted	62,026	52,305
Loan loss	—	5,294
Transaction costs	—	186
Adjusted Company FFO available to all equityholders and unitholders - diluted	62,026	57,785

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(4,866)	(2,909)
Lease incentives	536	431
Amortization of above/below market leases	(22)	514
Lease termination payments, net	(308)	235
Non-cash interest, net	1,025	155
Non-cash charges, net	1,939	2,146
Tenant improvements	(5,932)	(1,762)
Lease costs	(609)	(1,671)
Company Funds Available for Distribution	$53,789	$54,924

Per Common Share and Unit Amounts
Basic:
FFO	$0.25	$0.21

Diluted:
FFO	$0.25	$0.21
Adjusted Company FFO	$0.25	$0.23

Basic:
Weighted-average common shares outstanding - basic EPS	238,072,081	237,179,526
Operating partnership units(1)	3,629,195	3,771,642
Weighted-average common shares outstanding - basic FFO	241,701,276	240,951,168

Diluted:
Weighted-average common shares outstanding - diluted EPS	238,072,081	241,088,049
Operating partnership units(1)	3,629,195	—
Unvested share-based payment awards and options	562,084	691,936
Preferred shares - Series C	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	246,973,930	246,490,555

(1)	Includes OP units other than OP units held by Lexington.

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2018 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2018
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.54	$0.57
Depreciation and amortization	0.70	0.70
Impact of capital transactions	(0.29)	(0.29)
Estimated Adjusted Company FFO per diluted common share	$0.95	$0.98

(1)	Assumes all convertible securities are dilutive.

13

LEXINGTON REALTY TRUST

2018 First Quarter Capital Recycling Summary

CAPITAL RECYCLING

PROPERTY DISPOSITIONS

	Primary Tenant	Location		Property Type	Gross Sale Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Sale Price PSF

1-2	Kelsey-Hayes Company (3)	Livonia	MI	Office	$21,000	$1,144	$1,637	February	100%	$116.52
3	Vacant	Canton	OH	Other	2,975	463	465	February	0%	64.19
4	Evans, Mechwart, Hambleton & Tilton, Inc.	Columbus	OH	Office	20,000	1,185	1,678	March	100%	190.83
5	Wipro Data Center and Cloud Services, Inc.	Omaha	NE	Office	16,400	765	1,167	March	100%	192.49
6	Autocam Corporation	Marshall	MI	Industrial	2,300	145	310	March	100%	39.18
6	TOTAL PROPERTY DISPOSITIONS				$62,675	$3,702	$5,257

Footnotes

(1)	Quarterly period prior to sale annualized. Net income excludes impairment charges, if any.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Two properties.

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LEXINGTON REALTY TRUST

2018 First Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (4)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(3)	Prior Cash Rent Per Annum ($000)(3)
	Industrial
1	Pierce Packaging Co.	Rockford	IL	12/2019	12/2021	93,000	$326	$321	$326	$321

1	Total industrial lease extensions					93,000	$326	$321	$326	$321

	Office / Multi-Tenant Office
1-6	N/A	Philadelphia / Honolulu	PA / HI	2018	2018 - 2023	10,633	$284	$252	$284	$265

6	Total office lease extension					10,633	$284	$252	$284	$265

				`
	Other
1	Associated Wholesale Grocers, Inc. / Safeway, Inc.	Lawton	OK	03/2019	03/2024	30,757	$185	$189	$185	$185

1	Total other lease extensions					30,757	$185	$189	$185	$185

8	TOTAL EXTENDED LEASES					134,390	$795	$762	$795	$771

NEW LEASES

	Tenant (4)	Location		Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	New Cash Rent Per Annum ($000)(1)(3)
	Office/Multi-Tenant Office
1	Total System Services Inc.	McDonough	GA	08/2021	62,218	$840	$840
2	N/A	Honolulu	HI	01/2019	304	6	6
3	South Carolina Department of Mental Health	Charleston	SC	07/2023	11,736	304	304

3	Total office new leases				74,258	$1,150	$1,150

3	TOTAL NEW LEASES				74,258	$1,150	$1,150

11	TOTAL NEW AND EXTENDED LEASES				208,648	$1,945	$1,945

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2018 First Quarter Leasing Summary (Continued)

NEW VACANCY (2)

	Tenant	Location		Lease Expiration Date	Sq. Ft.	2017 GAAP Rent ($000)	2017 Cash Rent ($000)(3)
	Industrial
1	Sears, Roebuck and Co. / Sears Logistics Services	Memphis	TN	02/2027	780,000	$1,676	$1,592

Footnotes

(1)	Assumes three months rent from the later of 4/1/18 or lease commencement/extension, excluding free rent periods as applicable.
(2)	Excludes multi-tenant properties and non-consolidated investments.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Leases greater than 10,000 square feet.

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Other Revenue Data

3/31/2018

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Three months ended
	3/31/18 (1)	3/31/18 Percentage	3/31/17 Percentage
Industrial	$45,114	48.3%	41.4%
Office	44,417	47.6%	52.2%
Other
Multi-tenant	2,033	2.2%	3.1%
Specialty	964	1.0%	1.1%
Retail	790	0.9%	2.2%
	$93,318	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Three months ended
	3/31/18 (1)	3/31/18 Percentage	3/31/17 Percentage
Investment Grade	$39,242	42.0%	39.3%
Non-Investment Grade	13,976	15.0%	16.0%
Unrated	40,100	43.0%	44.7%
	$93,318	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 3/31/18	As of 3/31/17
	8.9 years	8.8 years

Rent Estimates for Current Assets

Year	GAAP (3)	Cash (3)	Difference
2018 - remaining	$274,397	$260,193	$(14,204)
2019	338,857	328,159	(10,698)

Footnotes

(1)	Three months ended 3/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2018.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 3/31/2018, and (3) no properties are sold or acquired after 3/31/2018.

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Other Revenue Data (Continued)

3/31/2018

($000)

Same-Store NOI (1)

	Three months ended March 31,
	2018	2017
Total Cash Rent	$78,590	$78,604
Tenant Reimbursements	7,590	6,933
Property Operating Expenses	(10,732)	(10,226)
Same-Store NOI	$75,448	$75,311

Change in Same-Store NOI	0.2%

Same-Store Percent Leased (2)	As of 3/31/18	As of 3/31/17
	96.5%	98.7%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2018 and 2017. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes properties acquired or sold in 2018 and 2017.
(3)	Based on three months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of March 31, 2018. Excludes parking operations and rents from prior tenants.

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LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

3/31/2018

($000, except square footage)

Asset Class	YE 2015	YE 2016	YE 2017	Q1 2018

Industrial
% of ABR (1)	30.5%	39.7%	43.6%	48.3%
LTL (5)	47.4%	50.8%	47.1%	41.8%
STL (6)	52.6%	49.2%	52.9%	58.2%
Leased	99.6%	99.9%	99.9%	97.7%
Wtd. Avg. Lease Term (2)	10.1	10.4	10.6	10.4
Mortgage Debt	$292,293	$240,790	$193,529	$192,003
% Investment Grade (1)	27.9%	26.2%	28.9%	35.2%
Square Feet	25,693,585	27,476,653	35,396,894	35,338,187

Office
% of ABR (1)	49.6%	52.9%	51.8%	47.6%
LTL (5)	23.2%	26.9%	30.1%	31.8%
STL (6)	76.8%	73.1%	69.9%	68.2%
Leased	99.6%	99.6%	99.2%	99.1%
Wtd. Avg. Lease Term (2)	7.2	7.2	7.7	7.3
Mortgage Debt	$329,696	$490,948	$495,842	$490,409
% Investment Grade (1)	48.0%	48.1%	52.0%	51.5%
Square Feet	12,847,877	11,569,940	10,881,264	10,511,027

Other
% of ABR (1)	19.9%	7.4%	4.6%	4.1%
LTL (5)	74.7%	20.9%	26.1%	27.8%
STL (6)	25.3%	79.1%	73.9%	72.2%
Leased	64.7%	60.5%	81.8%	79.7%
Wtd. Avg. Lease Term (2)(3)	15.3	9.5	10.1	11.7
Mortgage Debt	$269,336	$13,435	$7,697	$7,662
% Investment Grade (1)	8.4%	16.0%	12.9%	12.8%
Square Feet	3,728,561	4,277,704	2,335,904	2,289,554

Loans Receivable	$95,871	$94,210	$-	$-
Construction in progress (4)	$103,954	$111,771	$4,219	$2,730

Footnotes

(1)	Percentage of GAAP rent, excluding termination income, for consolidated properties owned as of each respective period.
(2)	Cash basis.
(3)	Cash basis adjusted to reflect NY land leases to the first purchase option date, as applicable.
(4)	Includes development classified as real estate under construction on a consolidated basis.
(5)	Long-term leases ("LTL") are defined as leases having a remaining term of ten years or longer.
(6)	Short-term leases ("STL") are defined as leases having a remaining term of less than ten years.

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LEXINGTON REALTY TRUST

Portfolio Composition

3/31/2018

Footnotes

(1)	Based on gross book value of real estate assets and real estate under construction as of 3/31/2018; excludes held for sale assets.
(2)	Based on respective period GAAP rent, excluding termination income.

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Components of Net Asset Value

3/31/2018

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties three month net operating income (NOI) (1)
Industrial	$42,724
Office	40,831
Other
Specialty	831
Multi-Tenant	679
Retail	186
Total Net Operating Income	$85,251

Lexington's share of non-consolidated three month NOI (1)
Office	$108
Other	454
$562
Other income
Advisory fees	$184

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets less than 70% leased	$38,203

Add other assets:
Construction in progress	$2,730
Developable land	5,831
Cash and cash equivalents	90,214
Restricted cash	7,479
Accounts receivable, net	5,878
Other assets	25,958
Total other assets	$138,090

Liabilities:
Corporate level debt (face amount)	$1,329,120
Mortgages and notes payable (face amount)	690,074
Dividends payable	48,438
Accounts payable, accrued expenses and other liabilities	54,465
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	20,816
Total deductions	$2,239,683

Common shares & OP units at 3/31/2018	243,601,259

Footnotes

(1)	NOI for the existing property portfolio at March 31, 2018, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2018. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

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Top Markets

3/31/2018

	Core Based Statistical Area (2)	Percent of GAAP Rent as of 3/31/18 (1)
1	Houston-Sugar Land-Baytown, TX	10.1%
2	Memphis, TN-MS-AR	5.7%
3	Dallas-Fort Worth-Arlington, TX	5.6%
4	Kansas City, MO-KS	4.1%
5	Detroit-Warren-Livonia, MI	3.7%
6	Kennewick-Pasco-Richland, WA	3.5%
7	New York-Northern New Jersey-Long Island, NY-NJ-PA	3.3%
8	Richmond, VA	3.1%
9	Charlotte-Concord-Gastonia, NC-SC	2.7%
10	Nashville-Davidson—Murfreesboro—Franklin, TN	2.6%
11	Phoenix-Mesa-Scottsdale, AZ	2.6%
12	Atlanta-Sandy Springs-Marietta, GA	2.2%
13	Chicago-Naperville-Joliet, IL-IN-WI	2.2%
14	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	2.2%
15	Denver-Aurora, CO	2.2%
16	Las Vegas-Paradise, NV	1.8%
17	San Jose-Sunnyvale-Santa Clara, CA	1.8%
18	Jackson, MS	1.7%
19	Columbus, OH	1.5%
20	San Antonio, TX	1.3%
	Total Top Markets (3)	63.8%

Footnotes

(1)	Three months ended 3/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2018.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

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LEXINGTON REALTY TRUST

Single-Tenant Office Markets (1)(2)

3/31/2018

Footnotes

(1)	Three months ended 3/31/2018 GAAP rent, excluding termination income, recognized for consolidated single-tenant office properties owned as of 3/31/2018.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

23

LEXINGTON REALTY TRUST

Tenant Industry Diversification (1)

3/31/2018

Footnotes

(1)	Three months ended 3/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2018.

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LEXINGTON REALTY TRUST

Top 10 Tenants or Guarantors

3/31/2018

Top 10 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)	GAAP Rent as of 3/31/2018 ($000) (1)	Percent of GAAP Rent as of 3/31/2018 ($000) (1) (2)
Nissan North America, Inc.	3	3,196,049	6.6%	$4,046	4.3%
The Dow Chemical Company	1	664,100	1.4%	3,713	4.0%
Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	1	456,412	0.9%	3,283	3.5%
FedEx Corporation / Federal Express Corporation	2	661,616	1.4%	3,037	3.3%
Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	7	2,053,359	4.3%	2,485	2.7%
United States of America	3	398,214	0.8%	2,386	2.6%
Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	2	476,123	1.0%	2,020	2.2%
McGuireWoods LLP	1	224,537	0.5%	1,796	1.9%
Undisclosed (3)	3	1,090,383	2.3%	1,785	1.9%
Watco Dock & Rail III, L.L.C. (Watco Companies, L.L.C.)	1	132,449	0.3%	1,693	1.8%
	24	9,353,242	19.4%	$26,244	28.1%

Footnotes

(1)	Three months ended 3/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2018.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Tenant is a domestic subsidiary of an international automaker.

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Lease Rollover Schedule - Consolidated Single-Tenant Properties GAAP Basis

3/31/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 3/31/2018	Percent of GAAP Rent as of 3/31/2018	Percent of GAAP Rent as of 3/31/2017
2018 - remaining	14	$3,298	3.7%	6.9%
2019	15	7,203	8.0%	9.5%
2020	13	4,837	5.4%	4.8%
2021	13	5,792	6.5%	6.5%
2022	6	3,146	3.5%	2.5%
2023	10	3,423	3.8%	4.0%
2024	13	5,090	5.7%	5.1%
2025	16	7,390	8.2%	9.6%
2026	11	3,849	4.3%	5.5%
2027	16	9,572	10.7%	7.7%
Thereafter	45	36,134	40.3%	35.1%

Total (1)	172	$89,734	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties, parking operations and lease termination income.

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Lease Rollover Schedule - Consolidated Properties GAAP Basis

3/31/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 3/31/2018	Percent of GAAP Rent as of 3/31/2018
2018 - remaining	45	$3,814	4.2%
2019	24	7,376	8.0%
2020	20	4,872	5.3%
2021	19	6,557	7.1%
2022	6	3,146	3.4%
2023	11	3,423	3.7%
2024	14	5,121	5.6%
2025	18	7,757	8.4%
2026	11	3,849	4.2%
2027	16	9,572	10.4%
Thereafter	47	36,397	39.6%

Total (1)	231	$91,884	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties, parking operations and lease termination income.

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Property Leases and Vacancies - Consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2018	9/30/2018	50 Tyger River Dr.	Duncan	SC	—	Plastic Omnium	221,833	256	256	-	-
	12/31/2018	1133 Poplar Creek Rd.	Henderson	NC	—	Staples	196,946	217	222	-	-
		2935 Van Vactor Dr.	Plymouth	IN	—	Bay Valley Foods	300,500	214	214	-	-
		749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse	150,000	118	135	-	-
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	—	L'Oreal USA	649,250	653	704	16,867	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning	250,410	142	142	-	-
		200 Arrowhead Dr.	Hebron	OH	—	Owens Corning	400,522	227	227	-	-
		2415 US Hwy. 78 East	Moody	AL	—	Michelin	595,346	352	362	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin	1,164,000	862	862	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Automotive	133,221	238	300	6,920	12/2020
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics	772,450	335	337	-	-
		3102 Queen Palm Dr.	Tampa	FL	—	Time	229,605	309	334	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com	107,400	105	112	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever	443,380	373	322	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	—	Geodis America	639,800	623	616	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co.	205,016	196	127	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz	344,700	355	348	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro	701,819	453	469	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana	150,945	437	507	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing	423,280	339	359	-	-
	12/31/2021	3686 South Central Ave.	Rockford	IL	—	Pierce Packaging	93,000	79	79	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	Tire Rack	257,849	336	351	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Industries	268,104	226	221	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	—	United Technologies	289,330	185	185	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	—	Continental Tire	741,880	570	488	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	—	General Electric	851,370	642	647	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies	993,685	450	491	1,626	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	Boeing	124,539	659	647	-	-

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Property Leases and Vacancies - Consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	—	Caterpillar	309,400	304	301	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive	311,612	398	379	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana	336,350	336	336	-	-
		301 Bill Bryan Rd.	Hopkinsville	KY	—	Metalsa / Dana	424,904	422	422	-	-
		4010 Airpark Dr.	Owensboro	KY	—	Metalsa / Dana	211,598	302	302	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	167,770	134	134	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	539,592	710	710	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Limited	420,597	435	583	7,144	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance	458,000	515	525	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning	18,620	138	138	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg	500,500	634	2,303	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei	310,000	322	299	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	Kitchen Collection	475,218	290	281	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana	222,200	144	144	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	—	Amazon.com	769,500	671	635	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey	646,000	541	547	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Estée Lauder	241,977	287	289	-	-
		736 Addison Rd.	Erwin	NY	—	Corning	408,000	346	348	6,873	10/2018
2027	1/31/2027	27200 West 157th St.	New Century	KS	—	Amazon.com	446,500	310	266	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	—	Nissan	1,466,000	1,550	1,476	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	18	Undisclosed / HVAC	849,275	749	683	-	-
		200 Sam Griffin Rd.	Smyrna	TN	—	Nissan	1,505,000	1,640	1,551	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics	74,739	101	98	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	—	McCormick	615,600	609	429	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	—	Kellogg	1,062,055	986	922	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	Hillman Group	264,598	203	203	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	—	Georgia-Pacific	1,121,120	934	790	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx	140,330	1,284	1,193	42,573	03/2028

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Property Leases and Vacancies - Consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2028	8/31/2028	1420 Greenwood Rd.	McDonough	GA	—	United States Cold Storage	296,972	542	532	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	—	Tenneco	246,508	171	210	-	-
2029	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	IAC Group	276,782	435	411	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics	855,878	1,097	1,009	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander	208,000	232	215	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	—	ARYZTA	188,166	897	843	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	16	Undisclosed / Automaker	400,400	592	517	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan	-	531	483	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	16	Undisclosed / Automaker	500,023	642	598	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Natural Foods	508,277	780	644	-	-
		26700 Bunert Road	Warren	MI	—	Lipari	260,243	971	857	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas	180,235	639	568	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Vista Outdoor	813,126	1,049	922	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Spitzer	187,800	609	521	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	—	Spitzer	262,095	478	409	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	—	Stella & Chewy's	164,007	525	466	-	-
	8/31/2035	2800 Polar Way	Richland	WA	9	Preferred Freezer	456,412	3,283	2,807	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	16	Undisclosed / Automaker	189,960	551	551	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper	673,425	696	602	-	-
	6/30/2036	100 Ryobi Drive	Anderson	SC	—	One World Technologies	1,327,022	1,112	933	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	—	O'Neal Industries	215,000	468	384	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Watco	132,449	1,693	1,431	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	—	Golden State Enterprises	165,493	844	652	-	-
N/A	Vacancy	3456 Meyers Ave.	Memphis	TN	11	(Available for Lease)	780,000	1,031	504	-	-
		3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						97.7% Leased	35,338,187	$45,114	$43,420	$192,003

30

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Property Leases and Vacancies - Consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2018	5/31/2018	8900 Freeport Pkwy.	Irving	TX	17	Pacific Union Financial	43,396	196	228	-	-
	6/30/2018	100 Barnes Rd.	Wallingford	CT	—	3M Company	44,400	127	135	-	-
	10/31/2018	3943 Denny Ave.	Pascagoula	MS	—	Huntington Ingalls	94,841	148	148	-	-
	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	—	Swiss Re	320,198	1,395	1,387	32,591	05/2019
2019	1/31/2019	2999 Southwest 6th St.	Redmond	OR	—	T-Mobile USA	77,484	367	446	-	-
		820 Gears Rd.	Houston	TX	—	Ricoh	78,895	294	293	-	-
	2/28/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance	3,764	18	18	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Swiss Re	155,925	625	625	15,557	05/2019
	6/19/2019	3965 Airways Blvd.	Memphis	TN	—	Federal Express	521,286	1,753	1,775	-	-
	6/30/2019	3265 East Goldstone Dr.	Meridian	ID	—	T-Mobile USA	77,484	276	370	8,311	08/2019
	7/15/2019	19019 North 59th Ave.	Glendale	AZ	—	Honeywell	252,300	475	494	-	-
	7/31/2019	500 Jackson St.	Columbus	IN	—	Cummins	390,100	1,135	1,190	11,092	07/2019
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley	123,416	567	586	-	-
		9601 Renner Blvd.	Lenexa	KS	—	T-Mobile USA	77,484	286	379	8,486	12/2019
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Oce - USA Holding	143,290	561	625	19,007	02/2020
	5/31/2020	2401 Cherahala Blvd.	Knoxville	TN	—	CaremarkPCS	59,748	193	194	-	-
	6/30/2020	3711 San Gabriel	Mission	TX	—	T-Mobile West	75,016	247	246	-	-
	7/31/2020	13775 McLearen Rd.	Herndon	VA	12	Equant	132,617	420	458	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	—	T-Mobile USA	78,610	287	375	8,327	10/2020
	9/30/2020	9200 South Park Center Loop	Orlando	FL	—	ECMC Group	59,927	284	298	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan Lewis	289,432	1,074	1,122	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	—	Car-Tel	1,220	16	16	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	NJ Natural Gas	157,511	944	944	10,409	01/2021
		2050 Roanoke Rd.	Westlake	TX	—	Charles Schwab	130,199	517	525	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	13	Litton Loan / TSYS	62,218	254	349	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	—	CAE	123,734	582	651	12,568	11/2021
	12/31/2021	2800 Waterford Lake Dr.	Midlothian	VA	—	Alstom Power	99,057	546	590	-	-

31

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	786	805	-	-
	6/30/2022	8555 South River Pkwy.	Tempe	AZ	—	Versum Materials	95,133	438	423	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	—	CoxCom	28,591	140	140	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless	70,100	291	280	-	-
	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	—	Career Education Corporation	317,198	1,155	1,144	-	-
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	—	Rogue Wave Software	20,000	88	75	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	—	Nissan	225,049	856	932	-	-
	6/30/2023	420 Riverport Rd.	Kingsport	TN	—	Kingsport Power	42,770	32	78	-	-
	8/31/2023	400 Butler Farm Rd.	Hampton	VA	7	Nextel / Wisconsin Physicians Service Insurance	100,632	251	265	-	-
	9/30/2023	1701 Market St.	Philadelphia	PA	—	CBC Restaurant	8,070	46	56	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox	202,000	1,660	1,768	36,453	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000	32,000	143	143	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,083	487	479	-	-
		3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,218	506	479	-	-
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	HQ Global Workplaces	14,236	77	77	-	-
	10/31/2024	1409 Centerpoint Blvd.	Knoxville	TN	—	Alstom Power	84,404	314	310	-	-
	11/30/2024	6200 Northwest Pkwy.	San Antonio	TX	—	United HealthCare	142,500	489	359	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Group	111,409	420	448	-	-
	2/28/2025	6555 Sierra Dr.	Irving	TX	—	TXU	247,254	701	777	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	Infotech Enterprise	13,590	51	52	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	—	Experian Holdings	292,700	742	768	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial	2,641	62	62	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	—	Georgia Power	111,911	356	345	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	—	Schlumberger	554,385	1,510	1,397	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	—	Motel 6	138,443	556	565	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	—	inVentiv Health	97,000	277	291	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	5	Richmond Belly Ventures	2,568	20	20	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	—	Amazon.com	68,693	317	283	-	-

32

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar	1,975	35	26	-	-
	2/28/2027	800 East Canal St.	Richmond	VA	5	Sumitomo	8,503	34	34	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	—	GHX Ultimate Parent	86,877	322	314	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	—	Boehringer Ingelheim USA	98,849	498	475	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	—	MS Consultants	42,290	160	155	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	—	TMG Health	150,000	625	527	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	1,225	1,182	32,848	11/2027
	11/30/2027	1700 Millrace Dr.	Eugene	OR	10	Oregon Research Institute	80,011	525	458	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	—	TriZetto	166,912	961	919	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	—	Nevada Power	282,000	1,063	772	-	-
	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia	278,000	887	813	-	-
	12/31/2029	333 Mt. Hope Ave.	Rockaway	NJ	—	Atlantic Health	92,326	309	329	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods	224,537	1,796	1,702	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	5	The Riverstone Group	25,707	173	164	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	—	United States of America	68,985	375	356	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	5	Towne Bank	26,047	194	171	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	—	AvidXchange	201,450	1,488	1,290	45,900	12/2022 & 01/2033
	10/31/2032	143 Diamond Ave.	Parachute	CO	—	Alenco	49,024	321	274	-	-
	12/31/2032	3030 North 3rd St.	Phoenix	AZ	—	CopperPoint Mutual Insurance	252,400	1,264	1,097	-	-
2033	3/31/2033	9201 East Dry Creek Rd.	Centennial	CO	—	Arrow Electronics	128,500	640	-	-	-
	11/30/2033	1331 Capitol Ave.	Omaha	NE	—	The Gavilon Group	127,810	828	750	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	—	Dow	664,100	3,713	3,093	191,360	10/2036
2088	8/8/2088	800 East Canal St.	Richmond	VA	5	The City of Richmond, Virginia	-	103	103	-	-
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	520	520	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		810 Gears Rd.	Houston	TX	—	(Available for Lease)	9,910	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	36,809	-	-	-	-
		800 East Canal St.	Richmond	VA	5	(Available for Lease)	42,947	-	-	-	-
OFFICE TOTAL/WEIGHTED AVERAGE						99.1% Leased	10,511,027	$44,417	$42,812	$490,409

33

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Retail
2018	9/30/2018	835 Julian Ave.	Thomasville	NC	—	Mighty Dollar	23,767	21	21	-	-
	12/31/2018	1150 West Carl Sandburg Dr.	Galesburg	IL	—	Kmart	94,970	72	2	104	07/2018
		12080 Carmel Mountain Rd.	San Diego	CA	—	Kmart	107,210	188	3	118	07/2018
		21082 Pioneer Plaza Dr.	Watertown	NY	—	Kmart	120,727	120	4	174	07/2018
		255 Northgate Dr.	Manteca	CA	—	Kmart	107,489	139	4	185	07/2018
		97 Seneca Trail	Fairlea	WV	—	Kmart	90,933	87	3	122	07/2018
2019	6/30/2019	1600 East 23rd St.	Chattanooga	TN	—	K-VA-T	42,130	33	33	-	-
2023	2/28/2023	733 East Main St.	Jefferson	NC	—	Delhaize	34,555	39	40	-	-
	7/1/2023	1053 Mineral Springs Rd.	Paris	TN	—	Kroger	31,170	40	40	-	-
2024	3/31/2024	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Safeway	30,757	51	46	-	-
N/A	Vacancy	5104 North Franklin Rd.	Lawrence	IN	—	(Available for Lease)	35,786	-	-	-	-
		832 N. Westover Blvd .	Albany	GA	—	(Available for Lease)	45,554	-	-	-	-
Specialty										-	-
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot	-	54	65	-	-
2043	2/28/2043	1237 W. Sherman Ave.	Vineland	NJ	—	Encompass Health	39,287	290	290	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	—	30 Charm City	-	75	75	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood	31,180	477	333	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold	-	68	68	-	-
Multi-tenant (4)(8)(14)										-	-
	Various	11511 Luna Rd.	Farmers Branch	TX	4 (90%)	IBM	181,072	642	303	-	-
	Various	1311 Broadfield Blvd.	Houston	TX	4 (35%)	Saipem	155,407	176	-	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	4 (65%)	Multi-Tenant	138,940	211	389	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	4 (64%)	Vallen Distribution	50,076	97	97	6,959	02/2021
	Various	2210 Enterprise Dr.	Florence	SC	4 (21%)	Caliber Funding	176,557	173	192	-	-
	Various	6050 Dana Way	Antioch	TN	4 (97%)	Multi-Tenant	674,528	566	558	-	-
	Various	King St./1042 Fort St. Mall	Honolulu	HI	4 (48%)	Multi-Tenant	77,459	168	168	-	-
OTHER TOTAL/WEIGHTED AVERAGE						79.7% Leased	2,289,554	$3,787	$2,734	$7,662

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						97.2% Leased	48,138,768	$93,318	$88,966	$690,074

34

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 3/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	GAAP Rent as of 3/31/2018 ($000) (3)	Cash Rent as of 3/31/2018 ($000) (2)	3/31/2018 Debt Balance ($000)	Debt Maturity (21)
NON-CONSOLIDATED PROPERTIES
2029	1/31/2029	18839 McKay Blvd.	Humble	TX	—	RehabCare Group	55,646	15%	683	638	13,799	05/2019
2033	10/31/2033	607 & 611 Lumsden Professional Ct.	Brandon	FL	20	BluePearl	8,500	15%	51	51	-	-
		4525 Ulmerton Rd.	Clearwater	FL	20	BluePearl	3,000	15%	31	31	-	-
		455 Abernathy Rd.	Atlanta	GA	20	BluePearl	32,000	15%	302	253	-	-
		820 Frontage Rd.	Northfield	IL	20	BluePearl	14,000	15%	120	120	-	-
		4126 Packard Rd.	Ann Arbor	MI	20	BluePearl	3,500	15%	14	14	-	-
		29080 Inkster Rd.	Southfield	MI	20	BluePearl	38,000	15%	318	284	18,791	11/2018
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	—	British Schools	274,000	25%	1,610	1,610	49,752	12/2022
N/A	Vacancy	100 Gander Way	Palm Beach Gardens	FL	22, 23	(Available for Lease)	120,000	25%	-	-	13,957	03/2018
NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						78.1% Leased	548,646		$3,129	$3,001	$96,299

Footnotes

1	Square footage leased or available.
2	Three months ended 3/31/2018 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Three months ended 3/31/2018 GAAP rent, excluding termination income.
4	Percent represents % leased as of 3/31/2018.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) lease for 100,632 square feet expires 12/31/2019; however, 71,073 square feet is then leased to Wisconsin Physicians Service Insurance Corp. through 8/31/2023.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	ConAgra Foods, Inc. provides credit support.
10	Educational Policy Improvement Center lease for 10,791 square feet expires 11/2019; however, space is then leased to Oregon Research Institute through 11/2027.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	21,365 square feet is leased to 7/31/2025.
13	Litton Loan Servicing LP lease expired 8/31/2018; however, new tenant (Total System Services Inc.) lease expires 8/31/2021.
14	The multi-tenanted properties incurred approximately $0.9 million in operating expenses, net for the three months ended 3/31/2018.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Tenant is a domestic subsidiary of an international automaker.
17	Subsequent to 3/31/2018, Nissan Motor Acceptance Corporation leased the space through 3/31/2023.
18	Lease restricts certain disclosures. Guarantor is investment grade.
19	See Annual Report and other applicable disclosures for actual tenant names.
20	All mortgage notes are cross-collateralized and cross-defaulted.
21	Interest rates range from 3.7% to 5.1% at 3/31/2018.
22	Tenant declared bankruptcy and rejected the lease.
23	Loan is in default.

35

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	3/31/2018

Adjusted Company FFO Payout Ratio	71.0%

Unencumbered Assets	$3.4 billion

Unencumbered NOI	74.4%

(Debt + Preferred) / Gross Assets	45.4%

Debt/Gross Assets	43.3%

Secured Debt / Gross Assets	14.8%

Net Debt / Adjusted EBITDA	6.1	x

(Net Debt + Preferred) / Adjusted EBITDA	6.5	x

Credit Facilities Availability (2)	$405.0 million

Unsecured Debt / Unencumbered NOI	5.6	x

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

36

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	3/31/2018
Bank Loans:

Maximum Leverage	< 60%	47.2%
Fixed Charge Coverage	> 1.5x	2.8x
Recourse Secured Indebtedness Ratio	< 10% cap value	0.0%
Secured Indebtedness Ratio	< 45%	16.9%
Unsecured Debt Service Coverage	> 2.0x	5.8x
Unencumbered Leverage	< 60%	38.2%

Bonds:

Debt to Total Assets	< 60%	44.2%
Secured Debt to Total Assets	< 40%	15.1%
Debt Service Coverage	> 1.5x	4.1x
Unencumbered Assets to Unsecured Debt	> 150%	266.5%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loans and senior notes, as defined and calculated per the terms of the credit facility and term loans and senior notes, as applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

37

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

3/31/2018

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
INDUSTRIAL
Erwin, NY		$6,873	5.910%	10/2018	$385	$6,637
North Berwick, ME		1,626	3.560%	04/2019	1,532	-
Streetsboro, OH		16,867	5.749%	09/2019	1,344	16,338
Lavonia, GA		6,920	5.460%	12/2020	741	5,895
Chester, SC		7,144	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Long Island City, NY		42,573	3.500%	03/2028	4,879	-
		$192,003	4.211%	7.2	$14,425	$128,724

OFFICE
Overland Park, KS		$32,591	5.891%	05/2019	$2,657	$31,812
Kansas City, MO		15,557	5.883%	05/2019	1,268	15,179
Columbus, IN		11,092	2.210%	07/2019	4,757	4,993
Meridian, ID		8,311	6.010%	08/2019	753	7,675
Lenexa, KS		8,486	6.270%	12/2019	774	7,770
Boca Raton, FL		19,007	6.470%	02/2020	1,542	18,414
Oakland, ME		8,327	5.930%	10/2020	750	7,660
Wall, NJ		10,409	6.250%	01/2021	3,774	-
Whippany, NJ		12,568	6.298%	11/2021	1,344	10,400
Charlotte, NC	(b)	8,500	5.000%	12/2022	431	8,500
Palo Alto, CA		36,453	3.970%	12/2023	7,059	-
Lenexa, KS		32,848	3.700%	11/2027	2,862	10,000
Richmond, VA		57,500	5.191%	02/2031	3,026	53,176
Charlotte, NC		37,400	5.298%	01/2033	2,009	34,699
Lake Jackson, TX		191,360	4.040%	10/2036	12,225	11,305
		$490,409	4.703%	11.4	$45,231	$221,583
OTHER
Manteca, CA		$185	7.750%	07/2018	$193	$-
Watertown, NY		174	7.750%	07/2018	181	-
Fairlea, WV		122	7.750%	07/2018	127	-
San Diego, CA		118	7.750%	07/2018	123	-
Galesburg, IL		104	7.750%	07/2018	108	-
Charleston, SC		6,959	5.850%	02/2021	520	6,632
		$7,662	6.024%	2.6	$1,252	$6,632

Subtotal/Wtg. Avg./Years Remaining (i)		$690,074	4.581%	10.2	$60,908	$356,939

38

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

3/31/2018

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Corporate (f)
Revolving Credit Facility	(j)	$100,000	2.849%	08/2019	$2,889	$100,000
Term Loan	(g)	300,000	2.846%	08/2020	8,657	300,000
Term Loan	(h)	300,000	2.559%	01/2021	7,784	300,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(d)	129,120	3.467%	04/2037	4,539	129,120
Subtotal/Wtg. Avg./Years Remaining (i)		$1,329,120	3.398%	5.2	$45,494	$1,329,120
Total/Wtg. Avg./Years Remaining (i)	(e)	$2,019,194	3.802%	6.9	$106,402	$1,686,059

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Amount may be increased to $12.0 million upon certain events.
(c)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(d)	Rate is three month LIBOR plus 170 bps.
(e)	See reconciliations of non-GAAP measures in this document.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.09% through February 2018 via interest rate swap agreements on $250.0 million of borrowings.
(h)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements on $255.0 million of borrowings.
(i)	Total shown may differ from detailed amounts due to rounding.
(j)	Rate ranges from LIBOR plus 0.85% to 1.55%.

39

LEXINGTON REALTY TRUST

Debt Maturity Schedule

3/31/2018

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2018 - remaining	$21,812	$6,637	$-
2019	26,681	83,767	100,000
2020	23,174	31,969	300,000
2021	23,433	17,032	300,000
2022	22,120	8,500	-
	$117,220	$147,905	$700,000

Footnotes

(1)	Percentage denotes weighted-average interest rate.

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LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

3/31/2018

($000)

Balance Sheet

Other assets	$25,958

The components of other assets are:

Deposits	$3,401
Equipment	520
Prepaids	3,706
Other receivables	618
Deferred lease incentives	16,278
Interest rate swap derivative asset	1,311
Other	124

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$27,284

Accounts payable and accrued expenses	$9,682
CIP accruals and other	4,459
Taxes	789
Deferred lease costs	8,616
Deposits	1,135
Escrows	983
Transaction costs	1,620

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LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

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LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties and certain other properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

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LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Three months ended March 31, 2018

Cash Rent Reconciliation:

Rental revenue as reported	$94,522

Rental revenue from sold properties	(896)
Lease termination income	(308)

GAAP rent per supplement	93,318

GAAP rent adjustments: (1)
Straight-line adjustments	(4,866)
Lease incentives	536
Amortization of above/below market leases	(22)

Cash rent per supplement	$88,966

Consolidated debt reconciliation March 31, 2018:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$682,994	$7,080	$-	$690,074
Revolving credit facility borrowings (3)	100,000	-	-	100,000
Term loans payable (3)	596,957	3,043	-	600,000
Senior notes payable(3)	495,407	3,154	1,439	500,000
Trust preferred securities (3)	127,221	1,899	-	129,120
Consolidated debt	$2,002,579	$15,176	$1,439	$2,019,194

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

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LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Three months ended March 31,
	2018	2017

Net Income (loss)	$(14,823)	$42,220

Interest and amortization expense	20,331	19,725
Provision for income taxes	503	422
Depreciation and amortization	46,537	42,891
General and administrative	8,996	9,457
Transaction costs	-	186
Non-operating income	(546)	(2,621)
Gains on sales of properties	(22,774)	(34,193)
Impairment charges and loan loss	53,049	7,992
Equity in (earnings) of non-consolidated entities	(113)	(1,910)
Lease termination income	(308)	(1,929)
Straight-line adjustments	(4,866)	(2,909)
Lease incentives	536	431
Amortization of above/below market leases	(22)	514

Net Operating Income - ("NOI")	86,500	80,276

Less NOI:
Acquisitions and dispositions	(11,052)	(4,965)

Same-Store NOI	$75,448	$75,311

NOI for NAV:

Three months ended
March 31, 2018

NOI per above	$86,500
Less NOI:
Disposed of properties	(730)
Assets less than 70% leased / Other	(519)
NOI for NAV	$85,251

45

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	Trailing 12 Months

Net income (loss) attributable to
Lexington Realty Trust shareholders	$(14,315)	$30,850	$5,541	$7,152	$29,228
Interest and amortization expense	20,331	20,055	18,887	19,216	78,489
Provision for income taxes	503	743	375	377	1,998
Depreciation and amortization	46,537	45,262	43,495	42,320	177,614
Straight-line adjustments	(4,866)	(7,232)	(4,002)	(5,641)	(21,741)
Lease incentives	536	513	515	510	2,074
Amortization of above/below market leases	(22)	364	320	346	1,008
Gains on sales of properties	(22,774)	(8,350)	(10,645)	(10,240)	(52,009)
Impairment charges and loan loss	53,049	1,419	21,986	13,599	90,053
Debt satisfaction (gains) charges, net	-	(3,818)	(2,424)	46	(6,196)
Litigation reserve	-	-	2,050	-	2,050
Unearned contingent acquisition consideration	-	(3,922)	-	-	(3,922)
Non-cash charges, net	1,939	2,119	2,066	1,987	8,111

Pro-rata share adjustments:
Non-consolidated entities adjustment	445	341	329	3,880	4,995
Noncontrolling interests adjustment	(723)	345	(167)	7	(538)

Adjusted EBITDA	$80,640	$78,689	$78,326	$73,559	$311,214

46

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Three months ended March 31, 2018		(Debt + Preferred) / Gross Assets:	Three months ended March 31, 2018
Common share dividends per share	$0.1775		Consolidated debt	$2,002,579
Adjusted Company FFO per diluted share	0.25		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	71.0%		Debt and preferred	$2,099,349

Unencumbered Assets:			Total assets	$3,411,996
Real estate, at cost	$4,357,924		Plus depreciation and amortization:
held for sale real estate, at cost	-		Real estate	1,179,078
less encumbered real estate, at cost	(995,095)		Deferred lease costs	28,516
Unencumbered assets	$3,362,829
			Gross assets	$4,619,590
Unencumbered NOI:
NOI	$86,500		(Debt + Preferred) / Gross Assets	45.4%
Disposed of properties NOI	(730)
Adjusted NOI	85,770		Debt / Gross Assets:
less encumbered adjusted NOI	(21,977)		Consolidated debt	$2,002,579
Unencumbered adjusted NOI (Quarter)	$63,793
Unencumbered NOI %	74.4%		Gross assets	$4,619,590

Net Debt / Adjusted EBITDA:			Debt / Gross assets	43.3%
Adjusted EBITDA	$311,214
			Secured Debt / Gross Assets:
Consolidated debt	$2,002,579		Mortgages and notes payable	$682,994
less cash and cash equivalents	(90,214)
Net debt	$1,912,365		Gross assets	$4,619,590

Net debt / Adjusted EBITDA	6.1	x	Secured Debt / Gross Assets	14.8%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$311,214		Consolidated debt	$2,002,579
			less mortgages and notes payable	(682,994)
Net debt	$1,912,365		Unsecured Debt	$1,319,585
Preferred shares liquidation preference	96,770
Net debt + preferred	$2,009,135		Unencumbered adjusted NOI (Annual)	$234,674

(Net Debt + Preferred) / Adjusted EBITDA	6.5	x	Unsecured Debt / Unencumbered NOI	5.6	x

47

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		Jeffries & Company, Inc.
James Feldman	(646) 855-5808	Jon Peterson	(212) 284-1705

Barclays Capital		KeyBanc Capital Markets Inc.
Ross L. Smotrich	(212) 526-2306	Craig Mailman	(917) 368-2316

D.A. Davidson		Ladenburg Thalmann & Co., Inc.
Barry Oxford	(212) 240-9871	John Massocca	(212) 409-2543

Evercore Partners		Stifel Nicolaus
Sheila K. McGrath	(212) 497-0882	John W. Guinee	(443) 224-1307

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

48

LEXINGTON REALTY TRUST

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